Exhibit (e)(1)(i)

SCHEDULE A

with respect to the

UNDERWRITING AGREEMENT

between

ING SEPARATE PORTFOLIOS TRUST

and

ING FUNDS DISTRIBUTOR, LLC

Name of Fund

ING SPorts Core Fixed Income Fund